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                                                                      EXHIBIT 21

                              CAMBREX CORPORATION

                           SUBSIDIARIES OF REGISTRANT

SUBSIDIARY                                                     INCORPORATED IN:
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
Cambrex North Brunswick, Inc. ..............................   Delaware
Cambrex Charles City, Inc. .................................   Iowa
Cambrex Bio Science Walkersville, Inc. .....................   Delaware
Cambrex Profarmaco Milano S.r.l.............................   Italy
Cambrex Karlskoga AB........................................   Sweden
Cambrex Bio Science Verviers Sprl...........................   Belgium
Cambrex Bio Science Rockland, Inc. .........................   Delaware
Cambrex Bio Science Copenhagen ApS..........................   Denmark
Cambrex Cork Limited........................................   Ireland
Cambrex Profarmaco Landen NV................................   Belgium
Cambrex Bio Science Nottingham Limited......................   England
Cambrex Bio Science Baltimore, Inc. ........................   Delaware
Cambrex Bio Science Hopkinton, Inc. ........................   Delaware
Cambrex Bio Science Clermont Ferrand SAS....................   France